EXHIBIT 11.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to us in this Registration Statement on Form 1-A under the heading “Experts” in such Offering Statement.

/s/ Fruci & Associates II, PLLC

Fruci & Associates II, PLLC

Spokane, Washington

May 26, 2023